EXHIBIT 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33784) of Stone Container Corporation of our report dated May 31, 1995 appearing on pages 1-2 of the Annual Report of the Stone Container Corporation Deferred Income Savings Plan on Form 11-K for the year ended December 31, 1994.



PRICE WATERHOUSE LLP



Chicago, Illinois
June 29, 1995